UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

WAKE FOREST BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

United States of America	000-25999	56-2131079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 South Brooks Street Wake Forest, NC	27587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 556-5146

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On September 17, 2007, the Board of Directors of Wake Forest Federal Savings & Loan Association (the “Board”) amended and restated the Retirement Plan for Board Members of Wake Forest Federal Savings & Loan Association to change Article III “Retirement Benefits” and more specifically Sections 3.2 “Payments”, Section 3.3 “Payment of Small Amounts”, and Section 3.5 “Payment upon Change in Control”. The amended and restated sections 3.2, 3.3 and 3.5 of Article III are attached as Exhibit 10.7.

The Retirement Plan for Board Members (the “Plan”), provides benefits to each eligible director commencing on his or her termination of Board service at or after age 65. Each director who serves or has agreed to serve as a director automatically becomes a participant in the Plan. An eligible director retiring at or after age 65 will be paid an annual retirement benefit equal to the lesser of the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him or her for the 12-month period immediately prior to his or her termination of Board service or $5,000, multiplied by a fraction, the numerator of which is the number of his or her years of service as a director (including service as a director or trustee of any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as a director for 10 years may elect to begin collecting benefits under the Plan at or after attainment of age 50, but the annual retirement benefits payable to him or her will be reduced pursuant to the Plan’s early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. Benefits are usually paid in an immediate lump sum distribution but may be paid for a fixed period of 10 years based upon participant elections (subject to the requirements and restrictions of Section 409A). Upon a change in control, participants will receive an immediate lump sum distribution of their benefit.

The Plan was amended and restated on September 17, 2007 to delete references that required lump sum distributions to be discounted based upon the present value of the payments over a ten year period using an interest rate prescribed under section 415 of the Internal Revenue Code.

Item 1.02.	Entry into Material Definitive Agreement.

On September 17, 2007, the Board of Directors of Wake Forest Federal Savings & Loan Association (the “Board”) amended and restated the Employment Agreements (collectively, the “Agreements”) with Robert C. White, President and Chief Executive Officer and Billy B. Faulkner, Vice President, in order to comply with section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service (the “IRS”) published thereunder (collectively, “Section 409A”).

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law. One provision of this law adds a new Section 409A to the Code which impacts the tax treatment of all nonqualified deferred compensation arrangements. The current Agreements in place at the Company are subject to the requirements of Section 409A of the Code. Section 409A imposes substantial IRS penalties for non-qualified deferred compensation plans or agreements providing for non-qualified deferred compensation that are materially modified after October 3, 2004 not in conformity with section 409A or that are currently operated not in conformity with section 409A of the Code.

The Agreements have had Sections 6, 9(b) and 24 amended and restated, and new Sections 9(c), 27 and 28 added in order to comply with Section 409A of the Code. These Agreements as amended and restated to conform to the requirements of Section 409A are attached hereto as Exhibits 10.2 and 10.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKE FOREST BANCSHARES, INC.

By: s/s    Robert C. White
Name: Robert C. White
Title: President and Chief Executive Officer

Date: September 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.7	Amended and Restated Retirement Plan for Board Members of Wake Forest Federal Savings & Loan Association: Amended and Restated Section III, Articles 3.2, 3.3, and 3.5

10.2	Wake Forest Federal Savings & Loan Association Amended and Restated Employment Agreement for Robert C. White

10.3	Wake Forest Federal Savings & Loan Association Amended and Restated Employment Agreement for Billy B. Faulkner